FOR IMMEDIATE RELEASE

EXECUTIVE LEADERSHIP TEAMBRINGS DECADES OF ENTREPRENEURIAL, MANUFACTURING AND INNOVATION SUCCESSTO BIOZOOM

Co-founders Hardy Hoheisel and Wolfgang Koecher Named CEO and CTO

Biozoom has created the world’s first portable, handheld consumer device to use reflection spectroscopy for real-time diagnostics in humans. A technological breakthrough that some describe as a disruptive technology for the multi-billion dollar health and wellness market, the Biozoom scanner instantly and non-invasively measures certain biomarkers—including antioxidant levels—using a beam of light. The results are analytically processed and are immediately accessible by smartphone or online. The results come with wellness coaching, offering suggestions and support for improving health and wellness. The company plans to partner with national-scale retailers focused on nutritional supplement, fitness services and health and beauty items.

CEO Hardy Hoheisel and CTO Dr. Wolfgang Koecher co-founded Biozoom after an eight-year collaboration that resulted in the successful prototyping of the device, as well as two-way communication between the device and Biozoom’s central analytical serves. Validated in clinical trials and used clinically at respected European institutions, the patent-protected Biozoom scanner is the result of more than eight years of innovation, invention and engineering collaboration. Working with European telecom giant Vodafone, the founders of Biozoom developed a two-way remote telemedicine application through cellular phones. In 2007, they worked with Carl Zeiss to miniaturize the optics to nanoscopic scale. After a period of grant-supported research and development, Biozoom was founded in 2013 to bring this extraordinary technology to the market.

Hardy Hoheisel is a successful entrepreneur and fitness advocate, with degrees in economics. He has successfully developed fitness-related manufacturing companies and is credited with introducing the sport of kite surfing to his native Germany. “I became interested in developing ways for people to use biofeedback in order to take better control of their overall fitness and wellbeing. Such a technology would be in great demand by health-conscious people like me. The Biozoom scanner is that technology and will be used by athletes to measure and improve performance, as well as men and women who understand the importance of antioxidants.”

Dr. Wolfgang Koecher is an engineer by training and an inventor by profession. He has a long history in R&D for the automotive industry—where he received international praise for the development of a new method for guiding R&D according to customer benefits and preferences. He was also a reviewer for DBU, one of Europe’s largest foundations for innovative and exemplary environmental projects. After changing his scientific emphasis to optical applications, he and Hoheisel cofounded a company to apply reflection spectroscopy to the development and production of small handheld systems. “The Biozoom scanner is the first practical handheld diagnostic system for everyone on Earth, and it works beautifully. It will be a real benefit to the health and wellness consumer, and I can see wide applications within industry as well—specifically cosmetics. Because the scanner operates transdermally, it gives a tremendous amount of information on the skin and how it is affected by topical agents.”

The next generation of scanners is in development now, for use in healthcare and medical offices. It will use nanospectroscopy to test for values including cholesterol, blood sugar, drug absorption and more, opening the door to an even larger marketplace than health and wellness.

About Biozoom

Biozoom is a technology innovator and developer, dedicated to the commercial advancement of reflection spectroscopy. Headquartered in Kassel Germany the company is a leader in developing, patenting and licensing technology for the mobile, remote collection of spectroscopic data, and supporting it with two-way diagnostic communication. For more information, visit www.biozoom.net.

Contact:

For further information regarding Biozoom, Inc., please contact:

Tefa Dexter

800-882-1683

Biozoom Inc.

Wilhelmshoeher Allee 237 A,

34131 Kassel, Germany

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Disclaimer

This press release contains “forward-looking statements.” Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to future potential purchase orders and re-orders from Miner's and other distributors. The reader can identify these forward-looking statements by forward-looking words such as “may,” “will,” “expect,” “potential,” “anticipate,” “forecast,” “believe,” “estimate,” “project,” “plan,” “continue” or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Biozoom, Inc (“Biozoom”). The risk factors listed in our disclosure documents and the cautionary language therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Biozoom in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Biozoom operates; technological, mechanical and operational difficulties encountered in connection with Biozoom’s development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Biozoom from time to time with the Securities and Exchange Commission and other regulatory authorities.

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